August 8, 2007
For Immediate Release
Phone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Contact: Joanne Brigandi x 4240

SJI Reports Q2 2007 Results
Reaffirms 2007 Earnings Guidance

Folsom, NJ– South Jersey Industries (NYSE: SJI) today announced income from continuing operations for the second quarter 2007 of $10.8 million, or $0.37 per share, compared with income from continuing operations of $5.9 million, or $0.20 per share, for the same quarter of 2006. For the first six months of 2007, SJI produced income from continuing operations of $38.0 million, or $1.29 per share, compared with $36.8 million, or $1.26 per share, for the comparable 2006 period.
 “We remain on track to meet our target to deliver Economic Earnings per share for 2007 of between 7% and 12% above the 2006 level of $1.85,” said SJI Chairman & CEO Edward Graham. “While regulatory and efficiency initiatives at our utility and the addition of non-utility gas storage capacity are certainly important to SJI’s long-term prospects, we are particularly excited about the activity level and prospects of our energy project business,” continued Graham.
Our on-going practice is to provide supplementary information to reflect the economic value, as opposed to the mark-to-market value, of all of our energy derivative transactions with a non-GAAP financial measure called “Economic Earnings.” Economic Earnings from continuing operations, which eliminates all unrealized gains or losses on commodity derivative transactions and adjusts for realized gains and losses attributed to hedges on inventory transactions, were $6.2 million, or $0.21 per share, for the second quarter of 2007 compared with $7.6 million, or $0.26 per share, for the second quarter of 2006. Economic Earnings for the first six months of 2007 were up 44% to $44.6 million, from $31.0 million for the same period in 2006.  Economic Earnings per share from continuing operations were $1.51 and $1.06 for the first six months of 2007 and 2006, respectively. (Please refer to the Explanation and Reconciliation of Non-GAAP Measures at the end of this release.)

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SJI Earnings – Add 1

SJI’s Second Quarter 2007 Highlights:

➢	Produced record utility net income for the quarter.
➢	Maintained a strong balance sheet: equity-to-capitalization ratio was 50.2% at June 30, 2007.
➢	Announced the signing of a contract to develop and operate a thermal plant for the Echelon Resort in Las Vegas.
➢	Announced an agreement to develop and operate another landfill gas-to-electricity project located in Salem County, NJ.
➢	Reaffirmed 2007 Economic EPS growth guidance at 7% to 12% above 2006 Economic EPS.

Utility Business Posts Record Performance: South Jersey Gas’ second quarter 2007 net income of $3.9 million rose 50% from the $2.6 million produced in the second quarter of 2006. For the first six months of 2007, SJG reported net income of $28.2 million, up 12% over the $25.1 million posted for the same period in 2006. Performance drivers for the quarter and the six months were customer growth, the fourth quarter 2006 implementation of the Conservation Incentive Program Tariff, and lower interest expense. These positives offset higher operating and maintenance, and depreciation expenses experienced in the 2007 periods compared with the same prior-year periods.

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Conservation Incentive Program Delivers Results – The CIP provided a $1.4 million benefit to SJG’s second quarter net income by offsetting the impacts of reduced customer utilization levels. The CIP has enabled SJG to actively promote energy conservation in our service territory, helping our customers lower their energy bills. In addition, our customers are also benefiting under the CIP from reduced costs achieved within our gas supply and storage portfolio.

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Customer Growth Rate at 2.1% - South Jersey Gas added 6,668 customers during the 12-month period ended June 30, 2007, for a total of 331,837. The 2.1% increase remains well above the historical 1.5% industry average, which does not yet include statistics to reflect the recent slowdown in the new housing construction market. We continue to have a substantial list of requests for new gas services, however, the pace of construction related to those requests has slowed from prior period rates. Despite the housing slowdown, total utility margin growth has actually increased in 2007 as our commercial customer segment has contributed more than anticipated. Customers added in the past 12 months are anticipated to contribute approximately $2.2 million to net income annually. Natural gas remains the fuel of choice within our service territory, with over 95% of all new homes constructed using natural gas as their primary heating source. The clean burning characteristics of natural gas and the significant price advantage currently enjoyed by natural gas over alternative heating fuels in our market should support our efforts to acquire new customers in both the new housing and conversion markets.

Non-Utility Posts Strong Year-to-date Results: Non-utility operations produced income from continuing operations on a GAAP basis of $6.9 million in the second quarter of 2007 compared with $3.3 million for the same period in 2006. On an Economic Earnings basis, non-utility income from continuing operations for the second quarter of 2007 was $2.3 million, compared with $4.9 million earned for the same period in 2006. The decline in Economic Earnings was due primarily to losses recognized in our wholesale commodity marketing business. These losses related to portfolio management decisions made in the first quarter of 2007 that produced particularly strong results for that quarter. For the year-to-date, non-utility operations generated Economic Earnings of $16.4 million, compared with $5.9 million for the same period in 2006. Performance at our key non-utility business lines was as follows:

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Commodity Marketing - The commodity marketing business added $1.5 million to SJI’s Economic Earnings in the second quarter of 2007, compared with $3.9 million for the second quarter of 2006. While we hedge an initial profit margin on each commodity transaction we enter into, we always seek to build upon those margins by taking advantage of favorable market conditions. To illustrate that point, this business produced $14.5 million of Economic Earnings for the first six months of 2007, compared with $3.4 million for the same period in 2006. Losses on hedge transactions recognized this quarter were directly related to transactions that produced significantly greater income in the preceding two quarters. During the quarter, we increased gas storage capacity under management by 0.4 Bcf, to10.0 Bcf. Greater storage capacity creates opportunities for our wholesale commodity business to lock in attractive margins resulting from volatility in gas market pricing.

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On-Site Energy Production - Our on-site energy production business contributed $0.8 million to SJI’s bottom line in the second quarter of 2007, compared with $0.6 million in the prior-year period. Marina’s 2007 performance reflected the additional projects that we brought online since mid-2006. Last month SJI announced its fourth landfill gas-to-electricity project, a joint-venture to develop a two megawatt facility for Salem County, NJ. That project is targeted to be operational during the Fall of 2008. We are currently 50% partners on two other projects that are under development. A thermal facility will provide for the heating and chilling needs of Boyd Gaming’s Echelon casino and resort project in Las Vegas, which is targeted to begin commercial operations in 2010. A landfill project for Burlington County, NJ is scheduled to be operational this Fall.  In addition, we are currently actively pursuing energy project opportunities at a substantial number of proposed gaming projects in Atlantic City, Las Vegas and tribal areas. Marina develops, owns and operates on-site energy plants. We expect these projects to provide annuity-like income streams under long-term contracts.

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Retail Services – Retail services, which include appliance warranty and repair, HVAC installation and meter reading, contributed breakeven results in the 2007 second quarter compared with $0.5 million of net income for the prior-year period. Performance at our appliance service business was up across its business lines, particularly HVAC installation and our developing plumbing business. That performance was masked, however, by the pattern of revenue and cost recognition on appliance service contracts.This is a timing issue that will reverse in the second half of this year. Also impacting the comparison were several small, one-time events that benefited 2006 compared with 2007.  Product line expansion into commercial HVAC and a broader array of plumbing services initiated this year are expected to benefit the performance of this business line going forward. SJESP services and installs residential and commercial HVAC systems, sells appliance service contracts, and provides appliance repair and plumbing services on a time and material basis.

SJI’s Balance Sheet Remains Strong: Our equity-to-capitalization ratio, inclusive of short-term debt, was 50.2% at June 30, 2007, compared with 45.6% at the same point in 2006. Strong earnings growth and the effect of lower gas costs on inventory levels produced the improvement. Our goal remains for this ratio to average close to 50% annually.

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Explanation and Reconciliation of Non-GAAP Financial Measures:
This press release includes the non-GAAP financial measures of Economic Earnings and Economic Earnings per share. The accompanying schedule provides a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all commodity derivative transactions that we are marking to market, and (2) adjusting for realized gains and losses, as applicable and in each case after tax, on all hedges attributed to inventory transactions to align them with the related cost of inventory in the period of withdrawal. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn related to commodity transactions. Specifically, we believe that this financial measure indicates to investors the profitability of all portions of these transactions and not just the portion that is subject to mark-to-market valuation measurement. Considering only one side of the transaction can produce a false sense as to the profitability of our commodity marketing activities, as no change in value is reflected for the non-derivative portion of the transaction.

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The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share:

	Three Months Ended
	June 30,
	2007	2006
	(in thousands)

Income
From Continuing Operations	$10,810	$5,941
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(6,087)	109
Realized (Gains)/Losses on
Inventory Injection Hedges	1,473	1,529
Economic Earnings	$6,196	$7,579

Earnings per share
From Continuing Operations	$0.37	$0.20
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(0.21)	0.01
Realized (Gains)/Losses on
Inventory Injection Hedges	0.05	0.05
Economic Earnings per share	$0.21	$0.26

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Non-Utility Income
From Continuing Operations	$6,902	$3,265
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(6,087)	109
Realized (Gains)/Losses on
Inventory Injection Hedges	1,473	1,529
Economic Earnings	$2,288	$4,903

Commodity Marketing Income
From Continuing Operations	$6,090	$2,216
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(6,087)	109
Realized (Gains)/Losses on
Inventory Injection Hedges	1,473	1,529
Economic Earnings	$1,476	$3,854

	Six Months Ended
	June 30,
	2007	2006
	(in thousands)

Income
From Continuing Operations	$37,984	$36,845
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	5,312	(7,968)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,255	2,157
Economic Earnings	$44,551	$31,034

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Earnings per share
From Continuing Operations	$1.29	$1.26
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	0.18	(0.27)
Realized (Gains)/Losses on
Inventory Injection Hedges	0.04	0.07
Economic Earnings per share	$1.51	$1.06

Non-Utility Income
From Continuing Operations	$9,812	$11,747
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	5,312	(7,968)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,255	2,157
Economic Earnings	$16,379	$5,936

Commodity Marketing Income
From Continuing Operations	$7,944	$9,195
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	5,312	(7,968)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,255	2,157
Economic Earnings	$14,511	$3,384

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Webcast and Conference Call Details
South Jersey Industries’ President and CEO, Edward J. Graham, will be hosting an open conference call and webcast on Wednesday, August 8, 2007 at 11:00am EDT to discuss the Company’s 2007 second quarter results and future prospects. To participate in the conference call, dial 1-866-271-6130 approximately 10 minutes ahead of the scheduled time and enter the participant passcode 37275690. To access the webcast simply visit the South Jersey Industries website at http://www.sjindustries.com, click on Investors and then click on the webcast icon. A recorded version of the webcast will be available at SJI’s website. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the code: 94115599. SJI encourages shareholders, media and members of the financial community to listen to the conference call or webcast.

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”
and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers or suppliers to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy Solutions, South Jersey Energy, South Jersey Resources Group, South Jersey Energy Service Plus and Marina Energy. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

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COMPANY NAME: SOUTH JERSEY INDUSTRIES, INC.
MARKET: N
STOCK SYMBOL: SJI

SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
COMPARATIVE EARNINGS STATEMENTS
(In Thousands Except for Per Share Data)
UNAUDITED
	Three Months Ended
	June 30,
	2007	2006
Operating Revenues:
Utility	$92,404	$95,107
Nonutility	79,256	58,662

Total Operating Revenues	171,660	153,769

Operating Expenses:
Cost of Sales - Utility	60,255	66,141
Cost of Sales - Nonutility	60,349	47,907
Operation and Maintenance	18,058	16,107
Depreciation	6,891	6,396
Energy and Other Taxes	2,220	1,891

Operating Income	23,887	15,327

Other Income and Expense:
Equity in Affiliated Companies	216	331
Other	517	646

Total Other Income and Expense	733	977

Interest Charges *	(6,188)	(6,217)

Income Taxes	(7,622)	(4,146)

Income from Continuing Operations	10,810	5,941

Discontinued Operations - Net	(55)	(63)

Net Income Applicable to Common Stock	$10,755	$5,878

Basic Earnings Per Common Share (Based on
Average Basic Common Shares Outstanding):
Continuing Operations	$0.367	$0.204
Discontinued Operations - Net	$(0.002)	$(0.002)

Basic Earnings Per Common Share	$0.365	$0.202

Average Common Shares Outstanding - Basic	29,465	29,162

Diluted Earnings Per Common Share (Based on
Average Diluted Common Shares Outstanding):
Continuing Operations	$0.366	$0.203
Discontinued Operations - Net	$(0.002)	$(0.002)

Diluted Earnings Per Common Share	$0.364	$0.201

Average Common Shares Outstanding - Diluted	29,571	29,226

	Six Months Ended
	June 30,
	2007	2006
Operating Revenues:
Utility	$357,688	$364,628
Nonutility	182,398	161,753

Total Operating Revenues	540,086	526,381

Operating Expenses:
Cost of Gas Sold - Utility	253,220	267,201
Cost of Sales - Nonutility	150,853	131,085
Operation and Maintenance	38,438	35,179
Depreciation	13,902	12,738
Energy and Other Taxes	7,304	6,622

Operating Income	76,369	73,556

Other Income and Expense:
Equity in Affiliated Companies	422	710
Other	882	794

Total Other Income and Expense	1,304	1,504

Interest Charges *	(13,157)	(12,583)

Income Taxes	(26,532)	(25,632)

Income from Continuing Operations	37,984	36,845

Discontinued Operations - Net	(203)	(229)

Net Income Applicable to Common Stock	$37,781	$36,616

Basic Earnings Per Common Share (Based on
Average Basic Common Shares Outstanding):
Continuing Operations	$1.291	$1.266
Discontinued Operations - Net	$(0.007)	$(0.008)
Basic Earnings Per Common Share	$1.284	$1.258

Average Common Shares Outstanding - Basic	29,414	29,097

Diluted Earnings Per Common Share (Based on
Average Diluted Common Shares Outstanding):
Continuing Operations	$1.286	$1.263
Discontinued Operations - Net	$(0.006)	$(0.008)
Diluted Earnings Per Common Share	$1.280	$1.255

Average Common Shares Outstanding - Diluted	29,527	29,163

	Twelve Months Ended
	June 30,
	2007	2006
Operating Revenues:
Utility	$595,059	$644,107
Nonutility	350,074	311,263

Total Operating Revenues	945,133	955,370

Operating Expenses:
Cost of Sales - Utility	417,634	475,584
Cost of Sales - Nonutility	264,290	268,182
Operation and Maintenance	75,022	76,883
Depreciation	27,413	24,925
Energy and Other Taxes	12,159	11,982

Operating Income	148,615	97,814

Other Income and Expense:
Equity in Affiliated Companies	842	1,203
Other	2,760	1,084

Total Other Income and Expense	3,602	2,287

Interest Charges *	(28,245)	(23,306)

Income Taxes	(50,583)	(31,339)

Income from Continuing Operations	73,389	45,456

Discontinued Operations - Net	(792)	(572)

Net Income Applicable to Common Stock	$72,597	$44,884

Basic Earnings Per Common Share (Based on
Average Basic Common Shares Outstanding):
Continuing Operations	$2.502	$1.579
Discontinued Operations - Net	$(0.027)	$(0.020)

Basic Earnings Per Common Share	$2.475	$1.559

Average Common Shares Outstanding - Basic	29,333	28,785

Diluted Earnings Per Common Share (Based on
Average Diluted Common Shares Outstanding):
Continuing Operations	$2.493	$1.571
Discontinued Operations - Net	$(0.027)	$(0.019)

Diluted Earnings Per Common Share	$2.466	$1.552

Average Common Shares Outstanding - Diluted	29,442	28,929

* Net of rate recovery of carrying costs on certain
unrecovered fuel and environmental remediation expenses.